Exhibit 99.1

Oak Street Health Reports First Quarter 2022 results

May 3, 2022 at 4:05 Eastern Time

CHICAGO, IL – Oak Street Health, Inc. (NYSE: OSH, or the “Company”), a network of value-based primary care centers for adults on Medicare, today reported financial results for its first quarter ended March 31, 2022.

“We were pleased with another strong quarter of results. Most importantly, we are proud of our impact on our patients and our communities, as we cared for approximately 124,000 at-risk patients across 140 centers and 20 states through the Omicron surge,” said Mike Pykosz, Chief Executive Officer of Oak Street Health. “In the first quarter we grew our at-risk patient base by 64% and generated revenue growth of 73%. This was also a quarter where we shared more about our unique model – both hosting our first Investor Day and publishing our inaugural Social Impact report. We are seeing our communities continuing to slowly open, highlighted by every Oak Street center hosting an event partnering with the AARP ‘Wish of a Lifetime’ program in April. We remain committed to our mission and are excited about our growth opportunities in 2022.”

First Quarter 2022 Financial Highlights

•	Total revenues was $513.8 million, up 73% year over year.
•	Capitated revenue totaled $506.1 million, up 74% year over year.
•	The Company cared for approximately 124,000 risk-based patients.
•	Net loss was $(96.7) million[1], compared to $(64.0) million in the first quarter of 2021.
•	Adjusted EBITDA[2] was $(42.4) million, compared to $(17.4) million in the first quarter of 2021.
•	As of March 31, 2022, the Company operated 140 centers, compared to 86 centers as of March 31, 2021.

Outlook for Fiscal Year 2022

	Three-Months Ending		Twelve-Months Ending
	June 30, 2022		December 31, 2022
	Low	High	Low	High
(dollars in millions)
Centers	144	145	169	169
At-risk patients	131,500	132,500	152,500	157,500
Revenue	$517.5	522.5	$2,100.0	2,135.0
Adjusted EBITDA	$(67.5)	(62.5)	$(325.0)	(290.0)

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because of the uncertainty around certain items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted. However, for second quarter and fiscal year 2022, depreciation and amortization is expected to be approximately $8 million and $35.0 million respectively.

Webcast and Conference Call

The Company will conduct a conference call Wednesday, May 4, 2022 at 8:00 AM Eastern Time to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed by webcast or by dialing (833)

[1]	Includes stock based and unit-based compensation of $39.4 million and $42.3 million for the first quarter of 2022 and 2021, respectively.

[2]

Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure as set forth in the accompanying “Adjusted EBITDA Reconciliation” section. We define Adjusted EBITDA as net loss, excluding other income (expense), income taxes, depreciation and amortization, one-time litigation costs, stock-based compensation, and transaction/ offering related costs.

529-0224 for U.S. participants, or +1 (236) 389-2153 for international participants, referencing participant code 8878594. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at https://investors.oakstreethealth.com.

About Oak Street Health

Founded in 2012, Oak Street Health is a network of value-based primary care centers for adults on Medicare. With a mission of rebuilding healthcare as it should be, the Company operates an innovative healthcare model focused on quality of care over volume of services and assumes the full financial risk of its patients. Oak Street Health currently operates 140 centers across 20 states and is the only primary care provider to carry the AARP name. To learn more about Oak Street Health’s proven approach to care, visit oakstreethealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the fiscal year 2021. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the final Registration Statement filed with the SEC on August 5, 2020, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$108.4	$104.7
Restricted cash	16.9	15.7
Other receivables, net	2.5	3.1
Capitated accounts receivable	697.0	559.4
Marketable debt securities	551.6	671.1
Prepaid expenses and other current assets	15.2	14.0
Total current assets	1,391.6	1,368.0
Property, plant and equipment, net	166.5	144.8
Goodwill	152.9	152.9
Intangible assets, net	10.4	10.8
Operating lease right-of-use assets	174.6	157.7
Other long-term assets	7.2	6.9
Total assets	$1,903.2	$1,841.1
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27.9	$22.1
Accrued compensation and benefits	49.3	41.7
Liability for unpaid claims	635.9	556.3
Other liabilities	62.8	44.0
Total current liabilities	775.9	664.1
Long-term debt	902.5	901.4
Long-term operating lease liabilities	179.4	164.2
Other long-term liabilities	47.8	55.4
Total liabilities	$1,905.6	$1,785.1
Commitments and Contingencies (Note 10)
STOCKHOLDERS' EQUITY
Common stock	0.2	0.2
Additional paid-in capital	1,058.6	1,017.9
Accumulated other comprehensive loss	(4.4)	(1.4)
Accumulated deficit	(1,061.8)	(965.3)
Total stockholders' equity allocated to Oak Street Health, Inc.	(7.4)	51.4
Non-controlling interests	5.0	4.6
Total stockholders' equity	$(2.4)	$56.0
Total liabilities and equity	$1,903.2	$1,841.1

Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three-Months Ended
	March 31,
	2022	2021
Revenues
Capitated revenue	$506.1	$291.2
Other revenue	7.7	5.5
Total revenues	513.8	296.7
Operating expenses
Medical claims expense	379.4	199.7
Cost of care, excluding depreciation and amortization	95.2	60.3
Sales and marketing	33.8	24.1
Corporate, general and administrative	88.7	73.1
Depreciation and amortization	7.8	3.3
Total operating expenses	604.9	360.5
Loss from operations	(91.1)	(63.8)
Other income (expense)
Interest expense, net	(0.6)	(0.2)
Other	(5.0)	-
Total other income (expense)	(5.6)	(0.2)
Net loss	(96.7)	(64.0)
Net loss attributable to non-controlling interests	0.2	0.6
Net loss attributable to Oak Street Health, Inc.	$(96.5)	$(63.4)
Weighted average shares outstanding-basic and diluted	225,645,420	220,736,845
Net loss per common share - basic and diluted	$(0.43)	$(0.29)

Condensed Consolidated Statements of Cash Flows

(in millions, unaudited)

	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(96.7)	$(64.0)
Adjustments to reconcile net loss to net cash used in operating activities:
Fair value adjustment to contingent consideration	$5.0	$-
Depreciation and amortization	7.8	3.3
Amortization of discount on debt and related issuance costs	1.1	0.2
Accretion of discounts and amortization of premiums on marketable debt securities	2.3	-
Share-based compensation expense, net of forfeitures	39.4	42.3
Non-cash operating lease costs	5.0	3.5
Changes in assets and liabilities:
Accounts receivable	(136.9)	(38.2)
Other assets	(1.6)	(0.9)
Accounts payable and accrued compensation and benefits	4.3	8.9
Liability for unpaid claims	79.6	12.5
Operating lease liabilities	(4.5)	(3.0)
Other liabilities	4.0	6.6
Net cash used in operating activities	(91.2)	(28.8)
Cash flows from investing activities:
Proceeds from sales and maturities of marketable debt securities	288.2	-
Purchases of marketable debt securities	(174.2)	-
Purchase of business, net of cash acquired	-	(1.0)
Purchases of property and equipment	(19.8)	(7.8)
Net cash provided by (used in) investing activities	94.2	(8.8)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net	-	898.2
Purchase of capped calls	-	(123.6)
Distributions to non-controlling interests	-	(1.1)
Proceeds from exercise of options	2.2	1.2
Proceeds from issuance of common stock under the employee purchase plan	1.8	-
Purchase of joint venture minority interest	(2.1)	-
Net cash provided by financing activities	1.9	774.7
Net increase in cash, cash equivalents and restricted cash	4.9	737.1
Cash, cash equivalents and restricted cash at beginning of the period	120.4	419.7
Cash, cash equivalents and restricted cash at end of the period	$125.3	$1,156.8

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following non-GAAP measures: patient contribution, platform contribution and Adjusted EBITDA as these are performance measures that our management uses to assess our operating performance. Because patient contribution, platform contribution and Adjusted EBITDA facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Patient Contribution Reconciliation

Patient contribution is a non-GAAP financial measure that we define as capitated revenue less medical claims expense. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to patient contribution, for the three- months ended March 31, 2022 and 2021.

	For the Three-Months Ended
(dollars in millions)	March 31, 2022	March 31, 2021
Loss from operations	$(91.1)	$(63.8)
Other revenue	(7.7)	(5.5)
Cost of care, excluding depreciation and amortization	95.2	60.3
Sales and marketing	33.8	24.1
Corporate, general and administrative expenses	88.7	73.1
Depreciation and amortization	7.8	3.3
Patient contribution	$126.7	$91.5

Platform Contribution Reconciliation

Platform contribution is a non-GAAP financial measure that we define as total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to platform contribution, for the three-months ended March 31, 2022 and 2021.

	For the Three-Months Ended
(dollars in millions)	March 31, 2022	March 31, 2021
Loss from operations	$(91.1)	$(63.8)
Depreciation and amortization	7.8	3.3
Corporate, general and administrative	88.7	73.1
Sales and marketing	33.8	24.1
Stock-based compensation	0.6	0.3
Platform contribution	$39.8	$37.0

Adjusted EBITDA Reconciliation

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net loss adjusted to exclude (i) stock and unit-based compensation expense, (ii) depreciation and amortization, (iii) interest expense and other income, net, (iv) transaction and offering costs, (v) one-time litigation costs and (vi) provision for income taxes. Our management team uses Adjusted EBITDA as a performance measure in order to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three-months ended March 31, 2022 and 2021.

	For the Three-Months Ended
(dollars in millions)	March 31, 2022	March 31, 2021
Net loss	$(96.7)	(64.0)
Interest expense, net	0.6	0.2
Fair value adjustment to contingent consideration	5.0	-
Depreciation and amortization	7.8	3.3
Stock-based compensation	39.4	42.3
Litigation costs	1.0	-
Transaction/offering related costs	0.5	0.8
Adjusted EBITDA	$(42.4)	$(17.4)

Contacts

Media:

Erica Frank

Vice President of Public Relations

(330) 990-5026

Erica.Frank@oakstreethealth.com

Investors:

Sarah Cluck
Head of Investor Relations

(773) 572-0254
sarah.cluck@oakstreethealth.com

Source: Oak Street Health